                                                                     EXHIBIT 8.1

                                  August 6, 2004

Structured Products Corp.
388 Greenwich Street
New York, NY  10013

      Re:   Structured Products Corp. Amendment No.1 to Registration
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            Statement on Form S-3
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Ladies and Gentlemen:

     We have advised Structured  Products Corp. (the "Registrant") in connection with the above captioned  registration  statement on Form S-3 (the "Registration
Statement")  with respect to certain  federal income tax aspects of the issuance by the Registrant of its Notes and  Certificates,  issuable in series (together, the "Securities").  As described in the Registration  Statement,  the Securities will be issued from time to time in series,  with each series  being issued by a trust to be formed by the  Registrant  pursuant to a Trust  Agreement  (each,  a
"Trust   Agreement")   between  the  Company  and  a  trustee  (the  "Trustee").
Capitalized  terms not  otherwise  defined  herein  are used as  defined  in the
Registration Statement.

     In that connection, we are generally familiar with the proceedings required to be taken in connection with the proposed authorization,  issuance and sale of any  series  of  Securities  and we have  examined  copies  of  such  documents, corporate  records  and  other  instruments  as  we  have  deemed  necessary  or appropriate  for  the  purposes  of this  opinion,  including  the  Registration
Statement and the forms of Trust  Agreement  and Indenture  filed as exhibits to the Registration Statement.

      Based  on  the  foregoing  and  assuming  that  the  Trust  Agreement  and
Indenture, if applicable,  with respect to each series of Securities is executed and  delivered  in  substantially  the  form  we  have  examined  and  that  the transactions  contemplated  to occur under the  Registration  Statement  and the
Trust Agreement and Indenture,  if applicable,  in fact occur in accordance with the terms thereof, we hereby confirm that our advice conforms to the description of selected  federal income tax  consequences  to holders of the Securities that appears under the heading  "Federal Income Tax  Consequences"  in the prospectus supplement (the "Prospectus  Supplement") to the prospectus (the  "Prospectus").
Such   description   does  not  purport  to  discuss  all  possible  income  tax
ramifications  of  the  proposed  issuance,   but  with  respect  to  those  tax
consequences which are discussed,  in our opinion the description is accurate in all material respects.

     This  opinion  is based on the  facts  and  circumstances  set forth in the
Prospectus  Supplement and in the other documents reviewed by us. Our opinion as to the matters set forth herein could change with respect to a particular Series of Securities as a result of changes in facts and circumstances,  changes in the terms of  documents reviewed  by us, or changes  in the  law  subsequent  to the date  hereof.  As  the  Registration Statement contemplates Series of Securities with numerous different  characteristics, the particular characteristics of each
Series of  Securities  must be considered in determining  the  applicability  of this  opinion  to a  particular  Series  of Securities.

     We hereby  consent  to the  filing of this  opinion  as an  exhibit  to the
Registration  Statement  and to the use of our name  wherever  appearing  in the
Registration  Statement and the Prospectus and Prospectus  Supplement  contained therein.  In giving such  consent,  we do not  consider  that we are  "experts,"
within the  meaning of the term as used in the Act or the rules and  regulations
of  the  Commission  issued  thereunder,   with  respect  to  any  part  of  the
Registration Statement, including this opinion as an exhibit or otherwise.

                                    Very truly yours,

                                    ORRICK, HERRINGTON & SUTCLIFFE LLP